UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 17, 2025
BOXLIGHT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-37564	36-4794936
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Ste. 900
Duluth, Georgia 30097
(Address Of Principal Executive Offices) (Zip Code)
678-367-0809
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or formed address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BOXL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01    Changes in Registrant's Certifying Accountant.
Dismissal of Independent Registered Public Accounting Firm

On September 17, 2025, Boxlight Corporation (the “Company”) notified Forvis Mazars, LLP (“Forvis”) of its dismissal, effective immediately, as the Company’s independent registered public accounting firm. The decision to change the independent registered public accounting firm was made by the Audit Committee (the “Committee”) of the Board of Directors of the Company.

Forvis’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and December 31, 2024 did not contain an adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles. Forvis’s audit reports for the fiscal years ended December 31, 2023 and December 31, 2024 do, however, contain an expression of substantial doubt regarding the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period through September 17, 2025, there were no: (i) disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”), between the Company and Forvis on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Forvis, would have caused Forvis to make reference to the subject matter of the disagreements in connection with its audit report on the Company’s financial statements; or (ii) reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Forvis with a copy of the disclosures made by the Company in response to this Item 4.01 and requested that Forvis furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A copy of that letter from Forvis is attached hereto as Exhibit 16.1.

Engagement of New Independent Registered Public Accounting Firm

On September 17, 2025, the Audit Committee approved the engagement of Cherry Bekaert LLP (“Cherry Bekaert”), effective immediately, as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2025.

During the Company’s two most recent fiscal years and the subsequent interim period through September 5, 2025, neither the Company, nor anyone on its behalf, consulted Cherry Bekaert regarding (A) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Cherry Bekaert that Cherry Bekaert concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (B) any matter that was either (i) the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or (ii) a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from Forvis Mazars, LLP to the SEC dated September 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXLIGHT CORPORATION

Dated:	September 19, 2025
By: /s/ Brian Lane
Name: Brian Lane
Title: Interim Chief Financial Officer